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                                                                    EXHIBIT 10-D
                      LIFE INSURANCE SPLIT-DOLLAR AGREEMENT
                              (Second Restatement)


       AGREEMENT by and between AMERICAN PRECISION INDUSTRIES INC., a Delaware corporation with its principal office at 2777 Walden Avenue, Buffalo, New York 14225 (the "Company"), and KURT WIEDENHAUPT ("Executive"), residing at 280 Carnoustie Road, East Aurora, New York 14052, first dated as of August 26, 1992, as amended and restated as of February 19, 1999.


                               W I T N E S S E T H

       WHEREAS, the Executive is currently serving as President and Chief Executive Officer of the Company; and

       WHEREAS, the Company desires to continue to assist the Executive in providing protection for the Executive's family (or other beneficiaries) in the event of the Executive's death while employed by the Company and in augmenting his assets at the time of his retirement or other termination of employment; and

       WHEREAS, the Company has determined that this assistance can best be provided under a "split-dollar" arrangement under this Agreement, which was first dated July 1, 1992, was amended and restated effective July 1, 1996, and is now restated to incorporate amendments adopted as of February 19, 1999; and

       WHEREAS, the Executive has applied for and has taken delivery of Insurance Policy No. 3705278 issued by Guardian Life Insurance Company (the "Insurer") in the original face amount of $1,583,240.00 on the life of the Executive (the "Policy");

       NOW, THEREFORE, the parties agree as follows:

       1. OWNERSHIP OF POLICY. The Executive will continue to be the owner of the Policy in accordance with the terms and provisions of this Agreement.

       2. ASSIGNMENT. The Executive has executed a collateral assignment (the "Assignment") of a partial interest in the Policy to the Company. The "Assignee's Interest" to which the Assignment refers means the Company's interests in the Policy's death benefit and cash surrender value as described in Paragraph 5 of this Agreement, which shall supersede any contrary or inconsistent provisions of the Assignment. The Assignment shall terminate upon the termination of this Agreement in accordance with the terms of Paragraph 11 of this Agreement.

       3. PAYMENT OF PREMIUMS. On or before the due date of each annual premium on the Policy, or within the grace period allowed by the Policy or the Insurer for the

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       payment of such annual premium, and for so long as the Executive is employed by the Company before attaining the age of 65, the Company shall pay a portion of the annual premium on the Policy. The portion of each such annual premium to be paid by the Company shall be determined by the Company in its discretion from year to year. The Executive shall pay the balance of each such annual premium, on or before its due date or within the grace period allowed by the Policy or the Insurer for the payment of such annual premium.

       4. ADDITIONAL COMPENSATION. The Company shall pay to the Executive as additional compensation an amount equal to (i) the portion of each annual premium to be paid by the Executive pursuant to Paragraph 3 of this Agreement plus (ii) an amount such that, after payment of taxes at the marginal rate (as defined in Schedule A to this Agreement) on the entire additional compensation payment, the Executive would have left an amount equal to the portion of the annual premium payment to be paid by the Executive. The Company shall pay such additional compensation to the Executive, subject to any applicable payroll tax withholding, by the end of the grace period allowed by the Policy or the Insurer for the payment of the annual premium.

       5. ALLOCATION OF POLICY VALUES. During the term of this Agreement, the Executive shall retain a death benefit from the Policy equal to the amount specified in Schedule A to this Agreement. The remaining proceeds payable from the Policy upon the death of the Executive shall be payable to the Company under the Assignment. During the term of this Agreement, the Company's interest in the cash surrender value of the Policy pursuant to the Assignment shall be equal to the amount described in Paragraph 5(a), except as provided in Paragraph 5(b).

              (a) The lesser of the sum of the premiums paid by the Company on the Policy or the cash surrender value of the Policy.

              (b) If, during a Protection Period in connection with a Change in Control, the Executive's employment is terminated by the Company other than for Cause, or the Executive terminates his employment for Good Reason, then the Company's interest in the cash surrender value shall be equal to the amount of the excess, if any of the cash surrender value over the Executive's interest in the cash surrender value as defined in Schedule A to this Agreement. (As used in this Paragraph 5(b), the terms "Protection Period," "Change in Control," "Company," "Cause," and "Good Reason" shall have the meanings given to them in the Change in Control Agreement entered into by and between the Company and the Executive as of July 1, 1996.)

              The Company's interest in the cash surrender value shall be payable to the Company upon the termination of the Executive's employment with the Company other than by reason of death. The Company shall furnish to the Executive a schedule after each



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anniversary of the Policy showing the relative allocations of the cash surrender value of the Policy.

       6. DESIGNATION OF BENEFICIARY. The Executive shall have the right to name the beneficiary or beneficiaries of the Policy, who, upon the death of the Executive shall receive the proceeds of the Executive's interest in the death benefit of the Policy in accordance with Paragraph 7 below. If the Executive elects to name someone other than his spouse as beneficiary, a written consent from the spouse will be required.

       7. DEATH CLAIMS. In the event of the Executive's death, the Executive's personal representative and the Company will promptly take all steps necessary to cause the death benefits provided under the Policy to be paid by the Insurer. The Policy shall provide by endorsement or otherwise that in the event of the death of the Executive while the Policy is in full force and effect during the term of this Agreement, there shall be paid to the beneficiary or beneficiaries designated by the Executive as provided in Paragraph 6 of this Agreement, that portion of the death benefit retained by the Executive as provided in Paragraph 5 of this Agreement, and the remaining proceeds from the Policy shall be paid directly to the Company.

       8. POLICY LOANS. While this Agreement is in effect and except as provided in Paragraph 10 of this Agreement, there shall be no loans made to the Company or the Executive secured by the Policy.

       9. TERMINATION OF POLICY. The Executive agrees that while this Agreement is in full force and effect, he will not, without the consent of the Company, sell, transfer, surrender, assign, or otherwise terminate the Policy.

       10. TERMINATION OF EMPLOYMENT. Upon the termination of the Executive's employment with the Company, the Executive shall pay to the Company (through a loan secured by the Policy or from other funds) an amount equal to the Company's interest in the cash surrender value of the Policy (as specified in Paragraph 5 of this Agreement). Upon such payment no other amount will be due to the Company under this Agreement and the Company shall release the Assignment. The Executive will thereafter own the Policy free from the terms of this Agreement.

       11. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the termination of the Executive's employment with the Company and the satisfaction of the Company's interest in the Policy under the Assignment as provided in Paragraph 10 of this Agreement.

       12. EXECUTIVE WAIVER. The Executive acknowledges and agrees that if the Agreement and the benefits described in the Agreement constitute an employee benefit plan or part of an employee benefit plan for purposes of Title I of the Employee Retirement Income




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Security Act, as amended ("ERISA"), (i) the plan is a welfare plan and not a pension plan and, therefore, is exempt from the participation, vesting, benefit accrual, joint and survivor and preretirement survivor annuity, and other requirements of Title I of ERISA, and (ii) the Executive irrevocably waives, on behalf of himself and any spouse to whom he may now or in the future be married, any rights and claims the Executive or his spouse or both of them may have now or in the future under Title I of ERISA with respect to such plan, even if it should be construed as a pension plan. The Executive has had sufficient opportunity to review this waiver with counsel. The Company shall administer this Agreement, construe its terms, and make all determinations necessary under this Agreement and shall have complete discretion in doing so.

       13. AMENDMENT OF AGREEMENT. This Agreement shall not be modified or amended except by a written amendment signed by the Company and the Executive. This Agreement shall be binding on the beneficiaries, heirs, and personal representatives of the Executive and the successors and assigns of the Company.

       14. STATE LAW. This Agreement shall be subject to and shall be construed under the laws of the State of New York.

       15. PARAGRAPH READINGS. Paragraph headings as to contents of particular paragraphs of this Agreement are inserted only for convenience and are in no way to be construed as part of the provisions of this Agreement or as a limitation on the scope of particular paragraphs to which they refer.

       16. EFFECTIVE DATE OF RESTATEMENT. The amendment of the Agreement as set forth in this document is effective as of February 19, 1999.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                             AMERICAN PRECISION INDUSTRIES INC.



                             By   s/ Bruce McH. Kirchner
                               -------------------------------------------------
                                     Bruce McH. Kirchner,
                                     Vice President and Chief Financial Officer





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                             By    s/ James J. Tanous
                               -------------------------------------------------
                                      James J. Tanous, Secretary




                                   s/ Kurt Wiedenhaupt
                             ---------------------------------------------------
                             Kurt Wiedenhaupt, individually








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                      LIFE INSURANCE SPLIT-DOLLAR AGREEMENT

                                   SCHEDULE A

                  As Amended Effective as of February 19, 1999




I.     Marginal Tax Rate
       -----------------

       The marginal tax rate is the marginal tax rate applicable to the Employee on the date as of which a premium payment is made, as determined by the Company. The Company shall determine the marginal tax rate applicable to the Employee as of the premium payment date, taking into account federal, state, and local income tax rates; the hospital insurance tax rate under the Federal Insurance Contribution Act; the deduction (for income tax purposes) for state and local income taxes; and no income other than income attributable to the Company.

II.    Death Benefit
       -------------

       The death benefit is $3,000,000, or, if less, the difference between the full death benefit under the Policy and the sum of the premiums paid by the Company on the Policy.

III.   Executive's Interest in Cash Surrender Value Upon a Change in Control.
       ----------------------------------------------------------------------

       The Executive's interest in the cash surrender value of the Policy under the circumstances described in Paragraph 5(b) of the Life Insurance Split-Dollar Agreement shall be calculated as follows as of the date of the termination of the Executive's employment with the Company:

       (a) Divide the amount of the Executive's investment in the Policy by 180.

       (b) Divide the amount of the quotient from (a) by the after-tax rate (as defined in Part IV of this Schedule A).

       (c) Subtract the amount of the quotient from (b) from $16,666,67. If the remainder is a negative number substitute zero in its place for the purposes of this calculation.

       (d) Add the amount of the quotient from (a) plus the amount of the remainder from (c).



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       (e)    Find the present value of 180 monthly payments each equal in amount to the sum from (d), assuming interest at the applicable annual rate (as defined in Part V of this Schedule A).

              The present value calculated under (e) is the Executive's interest in the cash surrender value.

IV     After-Tax Rate.
       ---------------

       The After-Tax Rate is the percentage that is the remainder after the subtraction from (i) 100 percent of (ii) the marginal tax rate defined in
       Part I of this Schedule A, but determined as of the date as of which the calculation is being made.

V.     Applicable Annual Rate.
       -----------------------

       The Applicable Annual Rate is the annual rate of interest determined for a given calendar year as follows: For each calendar year, the Company shall obtain quotes from the Guardian Life Insurance Company and two other A+ rated life insurance companies on the single premium that would be required in January of that year to purchase an immediate annuity policy paying a fixed monthly benefit for a term certain of 180 months. The premiums quoted shall be translated into discount rates. The highest of the three discount rates shall be the Applicable Annual Rate in effect for calculations made as of any date during the given calendar year.


                          AMERICAN PRECISION INDUSTRIES INC.


                          by    s/ Bruce McH. Kirchner
                            ----------------------------------------------------
                                   Bruce McH. Kirchner,
                                   Vice President and Chief Financial Officer



                                s/ Kurt Wiedenhaupt
                          -----------------------------------------------------
                                   Kurt Wiedenhaupt





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